Exhibit 99.2

AMERICAN Homes 4 Rent®

Earnings Release and Supplemental Information Package

Second Quarter 2022

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Second Quarter 2022 Financial and Operating Results
Delivers Over 500 High-Quality and Energy Efficient Newly Constructed Homes
LAS VEGAS, August 4, 2022—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2022.
Highlights
•Rents and other single-family property revenues increased 15.4% year-over-year to $361.9 million for the second quarter of 2022.
•Net income attributable to common shareholders totaled $56.6 million, or $0.16 per diluted share, for the second quarter of 2022, compared to $20.1 million, or $0.06 per diluted share, for the second quarter of 2021.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 16.0% year-over-year to $0.38 per FFO share and unit for the second quarter of 2022 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 16.8% year-over-year to $0.34 per FFO share and unit for the second quarter of 2022.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 10.2% year-over-year for the second quarter of 2022.
•Achieved Same-Home Average Occupied Days Percentage of 97.4% in the second quarter of 2022, while generating 14.2% rate growth on new leases.
•Delivered a total of 529 high-quality and energy efficient newly constructed homes from our AMH Development program to our wholly-owned portfolio and unconsolidated joint ventures in the second quarter of 2022, helping contribute inventory to our country’s under-supplied housing stock.
•S&P Global Ratings upgraded the Company’s corporate credit rating to BBB during the second quarter of 2022 with a stable rating outlook.
•ESG remains a top strategic priority with the July announcement of the Company’s investment in Fifth Wall’s $500 million climate fund focused on technology and other building solutions working to decarbonize the real estate industry.
“We are pleased to report another quarter of consistent double-digit Core FFO per share growth,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “As our country’s economy heads into uncertain times, the American Homes 4 Rent value proposition remains differentiated by our internal development program and well capitalized, investment grade balance sheet. Combined with the sustained demand backdrop for single-family rentals, we are well-positioned to deliver strong results throughout 2022 and beyond.”
Second Quarter 2022 Financial Results
Net income attributable to common shareholders totaled $56.6 million, or $0.16 per diluted share, for the second quarter of 2022, compared to $20.1 million, or $0.06 per diluted share, for the second quarter of 2021. This increase was primarily due to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales and lower noncash charges resulting from the redemptions of our Series F perpetual preferred shares in the second quarter of 2022 and our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Rents and other single-family property revenues increased 15.4% to $361.9 million for the second quarter of 2022, compared to $313.7 million for the second quarter of 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 54,786 homes for the second quarter of 2022, compared to 52,335 homes for the second quarter of 2021, as well as higher rental rates and lower uncollectible rents.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Core NOI from our total portfolio increased 17.0% to $205.0 million for the second quarter of 2022, compared to $175.3 million for the second quarter of 2021. This growth was driven by a 15.6% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by a 13.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.7% to $266.1 million for the second quarter of 2022, compared to $247.0 million for the second quarter of 2021, which was driven by an 8.3% increase in Average Monthly Realized Rent per property, partially offset by a 50 basis point decrease in Average Occupied Days Percentage. This growth was further benefited by approximately (i) 30 basis points of contribution from higher fees and (ii) 140 basis points from lower uncollectible rents, which resulted in 9.4% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 7.9% to $94.7 million for the second quarter of 2022, compared to $87.8 million for the second quarter of 2021. As a result, Core NOI from Same-Home properties increased 10.2% to $174.4 million for the second quarter of 2022, compared to $158.3 million for the second quarter of 2021.
Core FFO attributable to common share and unit holders was $153.2 million, or $0.38 per FFO share and unit, for the second quarter of 2022, compared to $122.8 million, or $0.33 per FFO share and unit, for the second quarter of 2021. Adjusted FFO attributable to common share and unit holders was $136.6 million, or $0.34 per FFO share and unit, for the second quarter of 2022, compared to $108.7 million, or $0.29 per FFO share and unit, for the second quarter of 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents.
Year-to-Date 2022 Financial Results
Net income attributable to common shareholders totaled $112.5 million, or $0.32 per diluted share, for the six-month period ended June 30, 2022, compared to $50.3 million, or $0.16 per diluted share, for the six-month period ended June 30, 2021. This increase was primarily due to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as higher net gains on property sales and lower financing costs and noncash charges resulting from the redemptions of our Series F perpetual preferred shares in the second quarter of 2022 and our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Rents and other single-family property revenues increased 14.7% to $718.0 million for the six-month period ended June 30, 2022, compared to $626.2 million for the six-month period ended June 30, 2021. Revenue growth was driven by an increase in our average occupied portfolio which grew to 54,403 homes for the six-month period ended June 30, 2022, compared to 51,980 homes for the six-month period ended June 30, 2021, as well as higher rental rates and lower uncollectible rents.
Core NOI from our total portfolio increased 16.2% to $402.4 million for the six-month period ended June 30, 2022, compared to $346.4 million for the six-month period ended June 30, 2021. This growth was driven by a 14.8% increase in core revenues resulting from a larger number of occupied properties, higher rental rates and lower uncollectible rents, partially offset by a 12.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 7.7% to $526.3 million for the six-month period ended June 30, 2022, compared to $488.8 million for the six-month period ended June 30, 2021, which was driven by a 7.9% increase in Average Monthly Realized Rent per property, partially offset by a 10 basis point decrease in Average Occupied Days Percentage. This growth was further benefited by approximately (i) 30 basis points of contribution from higher fees and (ii) 130 basis points from lower uncollectible rents, which resulted in 9.3% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 6.6% to $182.8 million for the six-month period ended June 30, 2022, compared to $171.5 million for the six-month period ended June 30,

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
2021. As a result, Core NOI from Same-Home properties increased 10.7% to $348.8 million for the six-month period ended June 30, 2022, compared to $315.0 million for the six-month period ended June 30, 2021.
Core FFO attributable to common share and unit holders was $303.0 million, or $0.76 per FFO share and unit, for the six-month period ended June 30, 2022, compared to $239.7 million, or $0.65 per FFO share and unit, for the six-month period ended June 30, 2021. Adjusted FFO attributable to common share and unit holders was $274.7 million, or $0.69 per FFO share and unit, for the six-month period ended June 30, 2022, compared to $215.0 million, or $0.58 per FFO share and unit, for the six-month period ended June 30, 2021. These improvements were primarily attributable to a larger number of occupied properties associated with growth in the Company’s portfolio, higher rental rates and lower uncollectible rents, as well as lower financing costs resulting from the redemptions of our Series F perpetual preferred shares in the second quarter of 2022 and our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Portfolio
Average Occupied Days Percentage was 96.0% for the second quarter of 2022, compared to 96.2% for the first quarter of 2022.
Investments
As of June 30, 2022, the Company’s wholly-owned portfolio consisted of 58,715 homes, compared to 57,984 homes as of March 31, 2022, an increase of 731 homes during the second quarter of 2022, which included 315 newly constructed homes delivered through our AMH Development Program and 613 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 197 homes sold to third parties. As of June 30, 2022, the Company had 955 properties held for sale and 2,046 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In April 2022, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $600.0 million of 3.625% unsecured senior notes with a maturity date of April 15, 2032 and $300.0 million of 4.300% unsecured senior notes with a maturity date of April 15, 2052. Interest on the notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2022. The Operating Partnership received aggregate net proceeds of $870.3 million from these issuances, after underwriting fees of approximately $6.5 million and a $23.2 million discount, and before offering costs of approximately $1.7 million. The Operating Partnership used net proceeds from this offering to repay amounts outstanding on its revolving credit facility, for the redemption of its Series F perpetual preferred shares and for general corporate purposes.
In May 2022, the Company redeemed all 6,200,000 shares of the outstanding 5.875% Series F perpetual preferred shares, $0.01 par value per share, for cash at the liquidation preference of $25.00 per share plus any accrued and unpaid dividends.
As of June 30, 2022, the Company had cash and cash equivalents of $70.4 million and had total outstanding debt of $4.5 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 12.9 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility and had estimated net proceeds of $488.6 million available from future settlement under the January 2022 forward sale agreements at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the second quarter of 2022, the Company generated $64.3 million of Retained Cash Flow and sold 197 properties generating $61.2 million of net proceeds.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)

2022 Guidance

Full Year 2022
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.53 - $1.59	$1.54 - $1.58
Core FFO attributable to common share and unit holders growth	12.5% - 16.9%	13.2% - 16.2%

Same-Home
Core revenues growth	7.25% - 9.25%	7.75% - 9.25%
Core property operating expenses growth	4.75% - 6.75%	4.75% - 6.75%
Core NOI growth	8.50% - 10.50%	9.25% - 10.75%

Full Year 2022
	Previous Guidance		Current Guidance
Investment Program	Properties	Investment	Properties	Investment
Wholly owned acquisitions	2,000 - 2,400	$0.8 - $1.0 billion	1,500 - 1,900	$600 - $800 million
Wholly owned development deliveries	1,300 - 1,500	$400 - $500 million	1,300 - 1,500	$400 - $500 million
Wholly owned land and development pipeline	—	$300 - $400 million	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion	2,800 - 3,400	$1.4 - $1.8 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion	3,700 - 4,300	$1.5 - $2.0 billion
Changes to Full Year 2022 guidance:
•$0.01 incremental Core FFO per share contribution from increased Same-Home core revenues and NOI growth driven by full year leasing performance slightly ahead of prior expectations.
•($0.01) of Core FFO per share offset from our strategically reduced 2022 investment and capital plan. Given current capital market uncertainty and potentially improving future investment opportunities, we have (1) moderated traditional channel acquisition activity and (2) no longer plan to redeem our 5.875% Series G Perpetual Preferred Shares at this time. These modifications will help preserve capital capacity, enabling us to be highly opportunistic as we evaluate all forms of potentially emerging growth opportunities during this changing economic environment.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Second Quarter 2022 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Friday, August 5, 2022 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2022 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, August 19, 2022 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13731291#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leading single-family property owner, leasing operator, and build-to-rent developer. Recent achievements include being named a 2022 Great Place to Work®, a 2022 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2022 and America’s Most Trusted Companies 2022 by Newsweek and Statista, and a Top ESG Regional Performer by Sustainalytics. We are an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing, and managing homes as rental properties. As of June 30, 2022, we owned 58,715 single-family properties in select submarkets in 22 states. Additional information about American Homes 4 Rent is available on our website at www.americanhomes4rent.com.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2022 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Operating Data
Net income attributable to common shareholders	$56,590	$20,102	$112,529	$50,316
Core revenues	$318,739	$275,640	$622,572	$542,418
Core NOI	$204,970	$175,259	$402,397	$346,438
Core NOI margin	64.3%	63.6%	64.6%	63.9%
Fully Adjusted EBITDAre	$178,880	$151,416	$353,290	$302,287
Fully Adjusted EBITDAre Margin	55.5%	54.4%	56.2%	55.3%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.33	$0.27	$0.68	$0.56
Core FFO attributable to common share and unit holders	$0.38	$0.33	$0.76	$0.65
Adjusted FFO attributable to common share and unit holders	$0.34	$0.29	$0.69	$0.58

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$9,837,281	$9,558,186	$9,247,493	$8,955,100	$8,546,652
Total assets	$11,854,752	$11,441,385	$10,962,433	$10,505,367	$9,968,726
Outstanding borrowings under revolving credit facility	$—	$410,000	$350,000	$—	$620,000
Total Debt	$4,462,933	$3,978,305	$3,924,181	$3,580,431	$3,456,214
Total Capitalization	$18,858,604	$20,361,492	$21,289,815	$18,671,083	$18,379,670
Total Debt to Total Capitalization	23.7%	19.5%	18.4%	19.2%	18.8%
Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	6.0 x	6.2 x	5.9 x	5.9 x
NYSE AMH Class A common share closing price	$35.44	$40.03	$43.61	$38.12	$38.85

Portfolio Data - end of period
Occupied single-family properties	55,220	54,352	53,637	53,133	52,645
Single-family properties leased, not yet occupied	595	481	350	514	563
Single-family properties in turnover process	1,077	1,054	1,063	822	581
Single-family properties recently renovated or developed	385	378	364	102	39
Single-family properties newly acquired and under renovation	483	864	951	902	368
Total single-family properties, excluding properties held for sale	57,760	57,129	56,365	55,473	54,196
Single-family properties held for sale	955	855	659	604	589
Total single-family properties wholly owned	58,715	57,984	57,024	56,077	54,785
Single-family properties managed under joint ventures	2,046	1,849	1,942	1,729	1,530
Total single-family properties wholly owned and managed	60,761	59,833	58,966	57,806	56,315
Total Average Occupied Days Percentage (1)	96.0%	96.2%	96.7%	97.0%	97.3%
Same-Home Average Occupied Days Percentage (47,914 properties)	97.4%	97.5%	97.7%	97.4%	97.9%

Other Data
Distributions declared per common share	$0.18	$0.18	$0.10	$0.10	$0.10
Distributions declared per Series D perpetual preferred share (2)	$—	$—	$—	$—	$0.30
Distributions declared per Series E perpetual preferred share (3)	$—	$—	$—	$—	$0.40
Distributions declared per Series F perpetual preferred share (4)	$0.14	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.
(2)The 6.500% Series D perpetual preferred shares were redeemed on June 7, 2021 and the distributions for the three months ended June 30, 2021 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.
(3)The 6.350% Series E perpetual preferred shares were redeemed on June 30, 2021.
(4)The 5.875% Series F perpetual preferred shares were redeemed on May 5, 2022 and the distributions for the three months ended June 30, 2022 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Rents and other single-family property revenues	$361,876	$313,654	$717,981	$626,227

Expenses:
Property operating expenses	129,270	116,578	262,913	235,272
Property management expenses	28,768	22,416	54,802	46,115
General and administrative expense	18,847	12,793	36,129	27,998
Interest expense	34,801	27,528	62,368	55,533
Acquisition and other transaction costs	7,658	2,968	13,632	7,814
Depreciation and amortization	104,415	91,117	204,369	181,188
Total expenses	323,759	273,400	634,213	553,920

Gain on sale and impairment of single-family properties and other, net	32,811	10,760	54,855	26,829
Other income and expense, net	3,627	800	5,946	1,599

Net income	74,555	51,814	144,569	100,735

Noncontrolling interest	8,343	3,218	16,655	8,143
Dividends on preferred shares	4,346	12,615	10,109	26,397
Redemption of perpetual preferred shares	5,276	15,879	5,276	15,879

Net income attributable to common shareholders	$56,590	$20,102	$112,529	$50,316

Weighted-average common shares outstanding:
Basic	348,484,158	319,752,730	347,123,576	318,380,175
Diluted	349,002,624	320,808,996	347,751,958	319,408,153

Net income attributable to common shareholders per share:
Basic	$0.16	$0.06	$0.32	$0.16
Diluted	$0.16	$0.06	$0.32	$0.16

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$56,590	$20,102	$112,529	$50,316
Adjustments:
Noncontrolling interests in the Operating Partnership	8,343	3,218	16,655	8,143
Gain on sale and impairment of single-family properties and other, net	(32,811)	(10,760)	(54,855)	(26,829)
Adjustments for unconsolidated joint ventures	(199)	449	(570)	831
Depreciation and amortization	104,415	91,117	204,369	181,188
Less: depreciation and amortization of non-real estate assets	(3,113)	(2,605)	(6,105)	(5,393)
FFO attributable to common share and unit holders	$133,225	$101,521	$272,023	$208,256
Adjustments:
Acquisition, other transaction costs and other	7,658	2,968	13,632	7,814
Noncash share-based compensation - general and administrative	5,932	1,823	9,962	6,165
Noncash share-based compensation - property management	1,132	599	2,131	1,598
Redemption of perpetual preferred shares	5,276	15,879	5,276	15,879
Core FFO attributable to common share and unit holders	$153,223	$122,790	$303,024	$239,712
Recurring Capital Expenditures	(15,959)	(13,217)	(27,137)	(22,868)
Leasing costs	(644)	(905)	(1,179)	(1,880)
Adjusted FFO attributable to common share and unit holders	$136,620	$108,668	$274,708	$214,964

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.33	$0.27	$0.68	$0.56
Core FFO attributable to common share and unit holders	$0.38	$0.33	$0.76	$0.65
Adjusted FFO attributable to common share and unit holders	$0.34	$0.29	$0.69	$0.58

Weighted-average FFO shares and units:
Common shares outstanding	348,484,158	319,752,730	347,123,576	318,380,175
Share-based compensation plan and forward sale equity contracts (1)	950,033	1,328,529	1,056,319	1,348,541
Operating partnership units	51,376,980	51,376,980	51,376,980	51,520,074
Total weighted-average FFO shares and units	400,811,171	372,458,239	399,556,875	371,248,790
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Rents from single-family properties	$315,036	$277,323	$616,701	$545,644
Fees from single-family properties	6,904	5,526	12,991	10,700
Bad debt	(3,201)	(7,209)	(7,120)	(13,926)
Core revenues	318,739	275,640	622,572	542,418

Property tax expense	52,447	47,980	104,389	95,388
HOA fees, net (1)	6,075	5,302	11,483	10,269
R&M and turnover costs, net (1)	25,482	23,003	47,485	41,239
Insurance	3,537	2,942	6,910	5,730
Property management expenses, net (2)	26,228	21,154	49,908	43,354
Core property operating expenses	113,769	100,381	220,175	195,980

Core NOI	$204,970	$175,259	$402,397	$346,438
Core NOI margin	64.3%	63.6%	64.6%	63.9%

	For the Three Months Ended Jun 30, 2022
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	47,914	5,346	4,017	1,438	58,715
Average Occupied Days Percentage	97.4%	97.3%	72.7%	53.5%	95.3%

Rents from single-family properties	$266,144	$32,440	$13,455	$2,997	$315,036
Fees from single-family properties	5,442	662	706	94	6,904
Bad debt	(2,420)	(257)	(226)	(298)	(3,201)
Core revenues	269,166	32,845	13,935	2,793	318,739

Property tax expense	44,598	4,509	2,668	672	52,447
HOA fees, net (1)	5,069	532	376	98	6,075
R&M and turnover costs, net (1)	21,141	1,935	1,889	517	25,482
Insurance	2,958	349	173	57	3,537
Property management expenses, net (2)	20,965	2,615	2,215	433	26,228
Core property operating expenses	94,731	9,940	7,321	1,777	113,769

Core NOI	$174,435	$22,905	$6,614	$1,016	$204,970
Core NOI margin	64.8%	69.7%	47.5%	36.4%	64.3%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,864 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,153 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 955 properties held for sale and 483 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2022	2021	Change	2022	2021	Change
Number of Same-Home properties	47,914	47,914		47,914	47,914
Average Occupied Days Percentage	97.4%	97.9%	(0.5)%	97.5%	97.6%	(0.1)%
Average Monthly Realized Rent per property	$1,901	$1,755	8.3%	$1,878	$1,741	7.9%
Turnover Rate	7.6%	8.2%	(0.6)%	13.6%	15.1%	(1.5)%
Turnover Rate - TTM	28.2%	N/A		28.2%	N/A

Core NOI:
Rents from single-family properties	$266,144	$247,048	7.7%	$526,327	$488,774	7.7%
Fees from single-family properties	5,442	4,752	14.5%	10,377	9,222	12.5%
Bad debt	(2,420)	(5,708)	(57.6)%	(5,134)	(11,466)	(55.2)%
Core revenues	269,166	246,092	9.4%	531,570	486,530	9.3%

Property tax expense	44,598	42,520	4.9%	88,604	84,596	4.7%
HOA fees, net (1)	5,069	4,664	8.7%	9,703	9,021	7.6%
R&M and turnover costs, net (1)	21,141	19,802	6.8%	38,784	35,439	9.4%
Insurance	2,958	2,586	14.4%	5,805	5,057	14.8%
Property management expenses, net (2)	20,965	18,204	15.2%	39,872	37,397	6.6%
Core property operating expenses	94,731	87,776	7.9%	182,768	171,510	6.6%

Core NOI	$174,435	$158,316	10.2%	$348,802	$315,020	10.7%
Core NOI margin	64.8%	64.3%		65.6%	64.7%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,784	$11,518	19.7%	$23,530	$19,834	18.6%

Per property:
Average Recurring Capital Expenditures	$288	$240	19.7%	$491	$414	18.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$729	$654	11.5%	$1,301	$1,154	12.7%

Property Enhancing Capex	$16,556	$14,726		$27,050	$26,984
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Average Occupied Days Percentage	97.4%	97.5%	97.7%	97.4%	97.9%
Average Monthly Realized Rent per property	$1,901	$1,856	$1,828	$1,799	$1,755

Average Change in Rent for Renewals	7.4%	7.5%	6.7%	5.6%	5.4%
Average Change in Rent for Re-Leases	14.2%	12.3%	12.3%	15.8%	13.6%
Average Blended Change in Rent	9.3%	8.8%	8.7%	9.0%	7.9%

Core NOI:
Rents from single-family properties	$266,144	$260,183	$256,761	$251,920	$247,048
Fees from single-family properties	5,442	4,935	4,947	5,059	4,752
Bad debt	(2,420)	(2,714)	(2,920)	(3,768)	(5,708)
Core revenues	269,166	262,404	258,788	253,211	246,092

Property tax expense	44,598	44,006	41,851	42,217	42,520
HOA fees, net (1)	5,069	4,634	4,958	4,813	4,664
R&M and turnover costs, net (1)	21,141	17,643	19,259	22,935	19,802
Insurance	2,958	2,847	2,587	2,591	2,586
Property management expenses, net (2)	20,965	18,907	19,766	19,211	18,204
Core property operating expenses	94,731	88,037	88,421	91,767	87,776

Core NOI	$174,435	$174,367	$170,367	$161,444	$158,316
Core NOI margin	64.8%	66.4%	65.8%	63.8%	64.3%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,784	$9,746	$10,580	$14,593	$11,518

Per property:
Average Recurring Capital Expenditures	$288	$203	$221	$305	$240
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$729	$572	$623	$783	$654

Property Enhancing Capex	$16,556	$10,494	$12,612	$13,264	$14,726
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q22 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,315	$188,262	8.7%	8.5%	16.6%	10.6%
Dallas-Fort Worth, TX	3,895	169,688	7.6%	6.5%	13.4%	8.2%
Charlotte, NC	3,543	201,228	8.0%	7.1%	11.9%	8.3%
Indianapolis, IN	2,686	159,086	4.4%	6.3%	10.5%	7.6%
Phoenix, AZ	2,666	181,835	6.1%	8.4%	19.5%	11.2%
Nashville, TN	2,608	222,453	6.4%	7.6%	15.7%	10.0%
Houston, TX	2,367	170,203	4.0%	5.7%	10.1%	6.6%
Tampa, FL	2,305	204,541	4.6%	9.4%	21.5%	12.6%
Jacksonville, FL	2,242	182,334	4.5%	8.4%	16.2%	10.6%
Columbus, OH	1,951	177,791	4.2%	6.6%	8.4%	7.1%
Raleigh, NC	1,939	189,748	4.2%	6.2%	13.3%	8.3%
Cincinnati, OH	1,886	179,970	4.0%	7.0%	8.8%	7.7%
Greater Chicago area, IL and IN	1,603	187,237	3.3%	7.2%	12.6%	8.2%
Orlando, FL	1,560	188,091	3.0%	9.2%	20.8%	12.2%
Salt Lake City, UT	1,472	261,881	3.9%	8.2%	15.3%	10.3%
Charleston, SC	1,166	205,816	2.3%	7.6%	8.9%	8.1%
San Antonio, TX	993	171,225	1.8%	6.0%	11.8%	7.8%
Las Vegas, NV	965	185,747	2.2%	8.3%	19.4%	11.2%
Savannah/Hilton Head, SC	893	185,697	1.8%	6.9%	16.3%	10.3%
Seattle, WA	811	282,235	2.1%	8.7%	18.0%	11.1%
All Other (2)	6,048	196,617	12.9%	6.9%	13.8%	8.9%
Total/Average	47,914	$191,342	100.0%	7.4%	14.2%	9.3%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	2Q22 QTD	2Q21 QTD	Change	2Q22 QTD	2Q21 QTD	Change
Atlanta, GA	97.5%	97.8%	(0.3)%	$1,921	$1,738	10.5%
Dallas-Fort Worth, TX	97.8%	97.7%	0.1%	1,997	1,854	7.7%
Charlotte, NC	97.5%	97.9%	(0.4)%	1,851	1,719	7.7%
Indianapolis, IN	96.8%	97.7%	(0.9)%	1,646	1,536	7.2%
Phoenix, AZ	97.4%	97.9%	(0.5)%	1,835	1,653	11.0%
Nashville, TN	97.9%	97.5%	0.4%	1,993	1,845	8.0%
Houston, TX	97.7%	97.9%	(0.2)%	1,826	1,734	5.3%
Tampa, FL	98.2%	98.2%	—%	1,990	1,812	9.8%
Jacksonville, FL	97.4%	97.6%	(0.2)%	1,856	1,699	9.2%
Columbus, OH	96.6%	98.4%	(1.8)%	1,897	1,769	7.2%
Raleigh, NC	97.3%	97.9%	(0.6)%	1,765	1,632	8.1%
Cincinnati, OH	96.9%	97.6%	(0.7)%	1,853	1,724	7.5%
Greater Chicago area, IL and IN	98.1%	98.6%	(0.5)%	2,109	1,973	6.9%
Orlando, FL	98.1%	97.4%	0.7%	1,941	1,796	8.1%
Salt Lake City, UT	97.5%	98.3%	(0.8)%	2,089	1,916	9.0%
Charleston, SC	95.7%	97.4%	(1.7)%	1,965	1,839	6.9%
San Antonio, TX	97.1%	97.8%	(0.7)%	1,758	1,641	7.1%
Las Vegas, NV	97.2%	97.3%	(0.1)%	1,884	1,719	9.6%
Savannah/Hilton Head, SC	97.2%	98.9%	(1.7)%	1,825	1,673	9.1%
Seattle, WA	97.3%	98.7%	(1.4)%	2,301	2,174	5.8%
All Other (2)	97.4%	98.2%	(0.8)%	1,882	1,738	8.3%
Total/Average	97.4%	97.9%	(0.5)%	$1,901	$1,755	8.3%
(1)Reflected for the three months ended June 30, 2022.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2022	Dec 31, 2021
	(Unaudited)
Assets
Single-family properties:
Land	$2,177,263	$2,062,039
Buildings and improvements	9,888,113	9,258,387
Single-family properties in operation	12,065,376	11,320,426
Less: accumulated depreciation	(2,228,095)	(2,072,933)
Single-family properties in operation, net	9,837,281	9,247,493
Single-family properties under development and development land	1,063,906	882,159
Single-family properties held for sale, net	159,243	114,907
Total real estate assets, net	11,060,430	10,244,559
Cash and cash equivalents	70,375	48,198
Restricted cash	151,790	143,569
Rent and other receivables	38,001	41,587
Escrow deposits, prepaid expenses and other assets	273,039	216,625
Investments in unconsolidated joint ventures	115,172	121,950
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$11,854,752	$10,962,433

Liabilities
Revolving credit facility	$—	$350,000
Asset-backed securitizations, net	1,899,602	1,908,346
Unsecured senior notes, net	2,492,610	1,622,132
Accounts payable and accrued expenses	498,279	343,526
Total liabilities	4,890,491	4,224,004

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,477	3,374
Class B common shares	6	6
Preferred shares	92	154
Additional paid-in capital	6,734,292	6,492,933
Accumulated deficit	(452,155)	(438,710)
Accumulated other comprehensive income	1,575	1,814
Total shareholders’ equity	6,287,287	6,059,571
Noncontrolling interest	676,974	678,858
Total equity	6,964,261	6,738,429

Total liabilities and equity	$11,854,752	$10,962,433

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Debt Summary as of June 30, 2022
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	2.89%	3.8
Total floating rate debt	—	—	—	—%	2.89%	3.8

Fixed rate debt:
AH4R 2014-SFR2	470,705	—	470,705	10.5%	4.42%	2.3
AH4R 2014-SFR3	486,042	—	486,042	10.9%	4.40%	2.4
AH4R 2015-SFR1	511,859	—	511,859	11.5%	4.14%	22.8
AH4R 2015-SFR2	444,327	—	444,327	10.0%	4.36%	23.3
2028 unsecured senior notes	—	500,000	500,000	11.2%	4.08%	5.6
2029 unsecured senior notes	—	400,000	400,000	9.0%	4.90%	6.6
2031 unsecured senior notes	—	450,000	450,000	10.1%	2.46%	9.0
2032 unsecured senior notes	—	600,000	600,000	13.4%	3.63%	9.8
2051 unsecured senior notes	—	300,000	300,000	6.7%	3.38%	29.1
2052 unsecured senior notes	—	300,000	300,000	6.7%	4.30%	29.8
Total fixed rate debt	1,912,933	2,550,000	4,462,933	100.0%	4.00%	12.9

Total Debt	$1,912,933	$2,550,000	4,462,933	100.0%	4.00%	12.9

Unamortized discounts and loan costs			(70,721)
Total debt per balance sheet			$4,392,212

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2022	$10,358	0.2%
2023	20,714	0.5%
2024	951,430	21.3%
2025	10,302	0.2%
2026	10,302	0.2%
Thereafter	3,459,827	77.6%
Total	$4,462,933	100.0%
(1)Interest rates are as of June 30, 2022 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin of 1.10% as of period end. Effective July 1, 2022, the revolving credit facility bears interest at LIBOR plus 0.90% as a result of an upgrade in the Company's corporate credit rating to BBB with a stable rating outlook by S&P Global Ratings.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2022	2021	2022	2021
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$34,801	$27,528	$62,368	$55,533
Less: amortization of discounts, loan costs and cash flow hedges	(3,049)	(1,999)	(5,502)	(3,828)
Add: capitalized interest	13,660	6,887	26,554	12,765
Cash interest	$45,412	$32,416	$83,420	$64,470

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Capital Structure and Credit Metrics as of June 30, 2022
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,462,933	23.7%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	348,331,569
Operating partnership units	51,376,980
Total shares and units	399,708,549
NYSE AMH Class A common share closing price at June 30, 2022	$35.44
Market value of common shares and operating partnership units		14,165,671	75.1%

Total Capitalization		$18,858,604	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa3	Positive
Unencumbered Core NOI percentage	69.0%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	32.2%
Ratio of Secured Debt to Total Assets	<	40.0%	13.7%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	419.4%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.53 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	31.5%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	12.6%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	30.0%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.55 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	7.57 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Top 20 Markets Summary as of June 30, 2022
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,779	10.0%	$212,680	2,165	16.9
Dallas-Fort Worth, TX	4,306	7.5%	172,814	2,111	18.1
Charlotte, NC	3,911	6.8%	207,234	2,100	17.3
Phoenix, AZ	3,394	5.9%	204,151	1,833	18.4
Nashville, TN	3,182	5.5%	235,510	2,108	15.6
Indianapolis, IN	2,954	5.1%	169,598	1,931	19.4
Houston, TX	2,817	4.9%	174,715	2,102	16.5
Jacksonville, FL	2,804	4.9%	204,358	1,935	14.4
Tampa, FL	2,695	4.7%	217,573	1,939	15.2
Raleigh, NC	2,164	3.7%	195,651	1,887	16.7
Columbus, OH	2,129	3.7%	186,628	1,867	20.1
Cincinnati, OH	2,146	3.7%	192,464	1,847	19.5
Orlando, FL	1,846	3.2%	198,927	1,895	19.1
Salt Lake City, UT	1,884	3.3%	295,125	2,236	16.0
Greater Chicago area, IL and IN	1,671	2.9%	187,532	1,867	20.8
Las Vegas, NV	1,677	2.9%	251,713	1,886	14.0
Charleston, SC	1,524	2.6%	225,770	1,964	11.7
San Antonio, TX	1,344	2.3%	192,804	1,935	13.8
Seattle, WA	1,138	2.0%	321,705	1,994	12.6
Savannah/Hilton Head, SC	1,015	1.8%	202,396	1,888	13.8
All Other (3)	7,380	12.6%	219,468	1,900	17.1
Total/Average	57,760	100.0%	$208,888	1,988	16.9
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.8%	$1,939	8.6%	16.7%	10.6%
Dallas-Fort Worth, TX	97.1%	1,997	6.5%	13.3%	8.3%
Charlotte, NC	96.7%	1,856	7.1%	11.7%	8.3%
Phoenix, AZ	95.4%	1,836	8.5%	19.0%	11.2%
Nashville, TN	97.0%	2,003	7.6%	15.4%	10.0%
Indianapolis, IN	95.9%	1,654	6.3%	10.1%	7.5%
Houston, TX	95.0%	1,825	5.6%	10.1%	6.6%
Jacksonville, FL	97.1%	1,891	8.4%	16.1%	10.6%
Tampa, FL	97.8%	2,008	9.4%	20.6%	12.4%
Raleigh, NC	96.1%	1,766	6.2%	13.5%	8.4%
Columbus, OH	95.6%	1,904	6.5%	8.2%	7.0%
Cincinnati, OH	95.6%	1,856	7.0%	8.5%	7.6%
Orlando, FL	97.7%	1,945	9.3%	20.7%	12.3%
Salt Lake City, UT	96.2%	2,137	8.1%	14.8%	10.3%
Greater Chicago area, IL and IN	96.8%	2,112	7.3%	12.7%	8.3%
Las Vegas, NV	94.6%	1,970	8.3%	17.8%	10.9%
Charleston, SC	93.5%	1,984	7.6%	8.3%	7.9%
San Antonio, TX	94.0%	1,798	6.1%	10.7%	7.5%
Seattle, WA	94.7%	2,354	8.7%	17.6%	11.1%
Savannah/Hilton Head, SC	95.8%	1,832	6.9%	16.4%	10.4%
All Other (3)	95.0%	1,899	6.9%	13.3%	8.8%
Total/Average	96.0%	$1,917	7.5%	13.9%	9.3%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended June 30, 2022.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Property Additions

	2Q22 Additions		YTD 2Q22 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	112	$394,834	357	$356,666
Las Vegas, NV	88	441,666	174	406,097
Phoenix, AZ	77	478,511	126	475,683
Nashville, TN	73	361,175	134	370,624
Salt Lake City, UT	55	501,519	124	484,545
Boise, ID	47	409,716	85	397,535
Jacksonville, FL	42	326,007	104	320,733
Tampa, FL	40	391,228	75	386,813
Indianapolis, IN	37	334,593	68	325,750
Charleston, SC	35	334,196	88	322,155
Seattle, WA	32	479,223	78	468,123
Houston, TX	30	335,866	48	329,618
Cincinnati, OH	27	331,289	64	325,481
Savannah/Hilton Head, SC	25	382,530	44	373,432
Greenville, SC	23	366,547	40	361,046
Tucson, AZ	21	369,694	52	362,782
Charlotte, NC	20	335,474	57	375,157
Memphis, TN	19	365,695	43	364,274
San Antonio, TX	18	309,409	64	296,708
Albuquerque, NM	17	366,713	35	354,939
All Other (2)	90	408,930	199	396,430
Total/Average	928	$397,560	2,059	$381,052
(1)Reflects on a per property basis (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes and (iii) total purchase price, including historic pro rata investment cost, if applicable, of properties acquired through bulk or joint venture portfolio acquisitions.
(2)Represents 11 markets in 7 states.
Property Dispositions

	Jun 30, 2022 Single-Family Properties Held for Sale	2Q22 Dispositions		YTD 2Q22 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	155	31	$238,004	61	$237,201
Inland Empire, CA	134	7	479,878	17	483,315
Greater Chicago area, IL and IN	109	10	279,769	36	254,002
Atlanta, GA	77	26	332,719	41	318,441
Bay Area, CA	50	2	713,199	5	678,473
Dallas-Fort Worth, TX	48	18	332,701	36	319,782
Charlotte, NC	46	8	374,972	9	376,386
Central Valley, CA	45	4	295,186	7	307,107
Columbus, OH	29	4	261,206	12	271,615
Charleston, SC	27	—	—	—	—
Indianapolis, IN	27	10	230,066	20	233,766
Nashville, TN	25	5	340,272	9	382,306
Phoenix, AZ	25	7	414,436	9	428,024
Jacksonville, FL	20	10	316,053	12	321,483
Cincinnati, OH	18	8	253,686	15	247,734
Orlando, FL	17	6	291,927	9	291,360
Tampa, FL	16	4	421,895	12	369,485
Las Vegas, NV	12	1	270,518	2	315,385
San Antonio, TX	9	10	234,949	12	232,602
Raleigh, NC	8	5	318,257	8	305,095
All Other (1)	58	21	313,592	34	314,158
Total/Average	955	197	$310,431	366	$305,271
(1)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
AMH Development Pipeline Summary as of June 30, 2022

	YTD 2Q22 Deliveries			Jun 30, 2022 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	153	$325,000	$2,290	1,089
Salt Lake City, UT	153	435,000	2,670	287
Las Vegas, NV	110	318,000	2,260	1,739
Nashville, TN	104	320,000	2,210	610
Charlotte, NC	90	330,000	2,280	773
Jacksonville, FL	71	278,000	2,120	1,018
Tampa, FL	65	315,000	2,310	925
Boise, ID	63	354,000	2,400	540
Charleston, SC	57	303,000	2,110	952
Seattle, WA	42	428,000	2,730	297
Raleigh, NC	34	338,000	2,240	26
Phoenix, AZ	22	339,000	2,280	1,957
Orlando, FL	17	288,000	2,190	1,252
Denver, CO	—	—	—	562
Columbus, OH	—	—	—	600
Total/Average	981	$342,000	$2,340	12,627
Lots optioned				2,380
Total lots owned and optioned				15,007

Estimated Delivery Timing

	Dec 31, 2021 Lots for Future Delivery (2)	YTD 2Q22 Lots Added (3)	YTD 2Q22 Deliveries	Full Year Estimated 2022 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline	12,096	2,657	640	1,300 – 1,500	13,353
Joint venture development pipeline (5)	1,038	197	341	800 – 900	385
Total development pipeline	13,134	2,854	981	2,100 – 2,400	13,738
(1)Lots controlled in escrow are not included.
(2)Represents 12,132 lots owned and 1,002 lots optioned at December 31, 2021. Lots controlled in escrow are not included.
(3)Represents lots acquired and optioned.
(4)Reflects the Company’s latest development program estimates as of August 4, 2022.
(5)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
Lease Expirations

	MTM	3Q22	4Q22	1Q23	2Q23	Thereafter
Lease expirations	4,046	12,690	8,302	11,804	13,177	5,796

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
1Q22	—	—	—	—	—	—
2Q22	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization:	$425,242

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
2022 Guidance

Full Year 2022
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.53 - $1.59	$1.54 - $1.58
Core FFO attributable to common share and unit holders growth	12.5% - 16.9%	13.2% - 16.2%

Same-Home
Core revenues growth	7.25% - 9.25%	7.75% - 9.25%
Core property operating expenses growth	4.75% - 6.75%	4.75% - 6.75%
Core NOI growth	8.50% - 10.50%	9.25% - 10.75%

Full Year 2022
	Previous Guidance		Current Guidance
Investment Program	Properties	Investment	Properties	Investment
Wholly owned acquisitions	2,000 - 2,400	$0.8 - $1.0 billion	1,500 - 1,900	$600 - $800 million
Wholly owned development deliveries	1,300 - 1,500	$400 - $500 million	1,300 - 1,500	$400 - $500 million
Wholly owned land and development pipeline	—	$300 - $400 million	—	$300 - $400 million
Pro rata share of JV and Property Enhancing Capex	—	$100 million	—	$100 million
Total capital investment (wholly owned and pro rata JV)	3,300 - 3,900	$1.6 - $2.0 billion	2,800 - 3,400	$1.4 - $1.8 billion
Total gross capital investment (JVs at 100%)	4,100 - 4,800	$1.7 - $2.2 billion	3,700 - 4,300	$1.5 - $2.0 billion
Changes to Full Year 2022 guidance:
•$0.01 incremental Core FFO per share contribution from increased Same-Home core revenues and NOI growth driven by full year leasing performance slightly ahead of prior expectations.
•($0.01) of Core FFO per share offset from our strategically reduced 2022 investment and capital plan. Given current capital market uncertainty and potentially improving future investment opportunities, we have (1) moderated traditional channel acquisition activity and (2) no longer plan to redeem our 5.875% Series G Perpetual Preferred Shares at this time. These modifications will help preserve capital capacity, enabling us to be highly opportunistic as we evaluate all forms of potentially emerging growth opportunities during this changing economic environment.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$361,876	$313,654	$717,981	$626,227
Tenant charge-backs	(43,137)	(38,014)	(95,409)	(83,809)
Core revenues	318,739	275,640	622,572	542,418
Less: Non-Same-Home core revenues	49,573	29,548	91,002	55,888
Same-Home core revenues	$269,166	$246,092	$531,570	$486,530

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$129,270	$116,578	$262,913	$235,272
Property management expenses	28,768	22,416	54,802	46,115
Noncash share-based compensation - property management	(1,132)	(599)	(2,131)	(1,598)
Expenses reimbursed by tenant charge-backs	(43,137)	(38,014)	(95,409)	(83,809)
Core property operating expenses	113,769	100,381	220,175	195,980
Less: Non-Same-Home core property operating expenses	19,038	12,605	37,407	24,470
Same-Home core property operating expenses	$94,731	$87,776	$182,768	$171,510

Core NOI and Same-Home Core NOI
Net income	$74,555	$51,814	$144,569	$100,735
Gain on sale and impairment of single-family properties and other, net	(32,811)	(10,760)	(54,855)	(26,829)
Depreciation and amortization	104,415	91,117	204,369	181,188
Acquisition and other transaction costs	7,658	2,968	13,632	7,814
Noncash share-based compensation - property management	1,132	599	2,131	1,598
Interest expense	34,801	27,528	62,368	55,533
General and administrative expense	18,847	12,793	36,129	27,998
Other income and expense, net	(3,627)	(800)	(5,946)	(1,599)
Core NOI	204,970	175,259	402,397	346,438
Less: Non-Same-Home Core NOI	30,535	16,943	53,595	31,418
Same-Home Core NOI	$174,435	$158,316	$348,802	$315,020

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$361,876	$356,105	$338,092	$339,563	$313,654
Tenant charge-backs	(43,137)	(52,272)	(41,772)	(52,723)	(38,014)
Core revenues	318,739	303,833	296,320	286,840	275,640
Less: Non-Same-Home core revenues	49,573	41,429	37,532	33,629	29,548
Same-Home core revenues	$269,166	$262,404	$258,788	$253,211	$246,092

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$129,270	$133,643	$120,239	$134,694	$116,578
Property management expenses	28,768	26,034	26,188	24,562	22,416
Noncash share-based compensation - property management	(1,132)	(999)	(726)	(680)	(599)
Expenses reimbursed by tenant charge-backs	(43,137)	(52,272)	(41,772)	(52,723)	(38,014)
Core property operating expenses	113,769	106,406	103,929	105,853	100,381
Less: Non-Same-Home core property operating expenses	19,038	18,369	15,508	14,086	12,605
Same-Home core property operating expenses	$94,731	$88,037	$88,421	$91,767	$87,776

Core NOI and Same-Home Core NOI
Net income	$74,555	$70,014	$61,323	$48,501	$51,814
Gain on sale and impairment of single-family properties and other, net	(32,811)	(22,044)	(13,295)	(9,572)	(10,760)
Depreciation and amortization	104,415	99,954	97,166	94,494	91,117
Acquisition and other transaction costs	7,658	5,974	4,656	3,279	2,968
Noncash share-based compensation - property management	1,132	999	726	680	599
Interest expense	34,801	27,567	28,263	31,097	27,528
General and administrative expense	18,847	17,282	15,799	12,647	12,793
Other income and expense, net	(3,627)	(2,319)	(2,247)	(139)	(800)
Core NOI	204,970	197,427	192,391	180,987	175,259
Less: Non-Same-Home Core NOI	30,535	23,060	22,024	19,543	16,943
Same-Home Core NOI	$174,435	$174,367	$170,367	$161,444	$158,316

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$204,970	$197,427	$192,391	$180,987	$175,259
Less: Encumbered Core NOI	61,524	61,446	59,995	57,191	56,243
Unencumbered Core NOI	$143,446	$135,981	$132,396	$123,796	$119,016

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Total Debt	$4,462,933	$3,978,305	$3,924,181	$3,580,431	$3,456,214
Less: cash and cash equivalents	(70,375)	(56,626)	(48,198)	(63,997)	(40,585)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(41,469)	(42,626)	(41,162)	(36,559)	(42,115)
Net debt	$4,325,423	$3,853,387	$3,809,155	$3,454,209	$3,347,848
Preferred shares at liquidation value	230,000	385,000	385,000	385,000	385,000
Net debt and preferred shares	$4,555,423	$4,238,387	$4,194,155	$3,839,209	$3,732,848

Adjusted EBITDAre - TTM	$733,162	$703,217	$678,591	$656,090	$636,857

Net Debt and Preferred Shares to Adjusted EBITDAre	6.2 x	6.0 x	6.2 x	5.9 x	5.9 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2022
Interest expense per income statement	$121,728
Less: amortization of discounts, loan costs and cash flow hedges	(10,464)
Add: capitalized interest	47,585
Cash interest	158,849
Dividends on preferred shares	21,635
Fixed charges	$180,484

Adjusted EBITDAre - TTM	$733,162

Fixed Charge Coverage	4.1 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Jun 30, 2022
(Amounts in thousands)	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022
Unencumbered Core NOI	$123,796	$132,396	$135,981	$143,446	$535,619
Core NOI	180,987	192,391	197,427	204,970	775,775
Unencumbered Core NOI Percentage					69.0%

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2022 and 2021 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Net income	$74,555	$51,814	$144,569	$100,735
Interest expense	34,801	27,528	62,368	55,533
Depreciation and amortization	104,415	91,117	204,369	181,188
EBITDA	$213,771	$170,459	$411,306	$337,456

Gain on sale and impairment of single-family properties and other, net	(32,811)	(10,760)	(54,855)	(26,829)
Adjustments for unconsolidated joint ventures	(199)	449	(570)	831
EBITDAre	$180,761	$160,148	$355,881	$311,458

Noncash share-based compensation - general and administrative	5,932	1,823	9,962	6,165
Noncash share-based compensation - property management	1,132	599	2,131	1,598
Acquisition, other transaction costs and other	7,658	2,968	13,632	7,814
Adjusted EBITDAre	$195,483	$165,538	$381,606	$327,035

Recurring Capital Expenditures	(15,959)	(13,217)	(27,137)	(22,868)
Leasing costs	(644)	(905)	(1,179)	(1,880)
Fully Adjusted EBITDAre	$178,880	$151,416	$353,290	$302,287

Rents and other single-family property revenues	$361,876	$313,654	$717,981	$626,227
Less: tenant charge-backs	(43,137)	(38,014)	(95,409)	(83,809)
Adjustments for unconsolidated joint ventures - income	3,552	2,552	6,351	4,638
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$322,291	$278,192	$628,923	$547,056

Adjusted EBITDAre Margin	60.7%	59.5%	60.7%	59.8%

Fully Adjusted EBITDAre Margin	55.5%	54.4%	56.2%	55.3%

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Net income	$254,393	$231,652	$210,559	$194,578	$186,230
Interest expense	121,728	114,455	114,893	115,128	113,298
Depreciation and amortization	396,029	382,731	372,848	364,182	356,684
EBITDA	$772,150	$728,838	$698,300	$673,888	$656,212

Gain on sale and impairment of single-family properties and other, net	(77,722)	(55,671)	(49,696)	(46,652)	(49,286)
Adjustments for unconsolidated joint ventures	472	1,120	1,873	1,887	1,557
EBITDAre	$694,900	$674,287	$650,477	$629,123	$608,483

Noncash share-based compensation - general and administrative	13,158	9,049	9,361	9,554	9,720
Noncash share-based compensation - property management	3,537	3,004	3,004	2,696	2,463
Acquisition, other transaction costs and other (1)	21,567	16,877	15,749	14,717	16,191
Adjusted EBITDAre	$733,162	$703,217	$678,591	$656,090	$636,857
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2022	2021	2022	2021
Property management expenses	$28,768	$22,416	$54,802	$46,115
Less: tenant charge-backs	(1,408)	(663)	(2,763)	(1,163)
Less: noncash share-based compensation - property management	(1,132)	(599)	(2,131)	(1,598)
Property management expenses, net	$26,228	$21,154	$49,908	$43,354

General and administrative expense	$18,847	$12,793	$36,129	$27,998
Less: noncash share-based compensation - general and administrative	(5,932)	(1,823)	(9,962)	(6,165)
General and administrative expense, net	$12,915	$10,970	$26,167	$21,833

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2022
Adjusted FFO attributable to common share and unit holders	$136,620
Common distributions	(72,284)
Retained Cash Flow	$64,336

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

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American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s subsequent filings with the SEC.

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Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

Corporate Information	Investor Relations
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Las Vegas, NV 89119	investors@ah4r.com
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www.americanhomes4rent.com